Exhibit 5.1

October 15, 2026

Board of Directors

Nuburu, Inc.

44 Cook Street, Suite 100

Denver, CO 80206

Ladies and Gentlemen:

We have acted as counsel to Nuburu, Inc. (the “Company”), a Delaware corporation, in connection with the filing by the Company of the Registration Statement on Form S-3 (as amended or supplemented through the date hereof, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, including the prospectus forming a part thereof (the “Prospectus”). The Registration Statement relates to the resale by the selling stockholders named therein of up to 20,000,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of shares of the Company’s Series B preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”), as reflected in the Registration Statement and confirmed in the Officer’s Certificate referred to below.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the valid issuance of the Registered Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A. a copy of the Registration Statement and the Prospectus in the form furnished to us for filing;

B. the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect (the “Certificate of Incorporation”);

C. the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company relating to the Company’s 1-for-40 reverse stock split of its Common Stock, effective September 1, 2026 (the “Reverse Split Amendment”);

D. the Amended and Restated Bylaws of the Company, as amended, as currently in effect (the “Bylaws”);

E. the Certificate of Designations of Series B Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on July 16, 2026 (the “Certificate of Designations”);

F. a certificate of good standing covering the Company, issued by the Secretary of State of the State of Delaware as of a recent date;

G. the Securities Purchase Agreement, dated July 15, 2026, by and among the Company and the purchasers named therein (the “Purchase Agreement”);

H. the Registration Rights Agreement, dated July 15, 2026, by and among the Company and the purchasers named therein (the “Registration Rights Agreement”);

I. the Side Letter Agreement, dated September 30, 2026, by and among the Company and the holders party thereto (the “Side Letter”);

J. certificates of officers of the Company, dated as of the date hereof, as to the Company’s current capitalization, authorized, issued and outstanding capital stock, shares reserved for issuance, shares available for issuance

October 15, 2026 Page 2

upon conversion of the Series B Preferred Stock, receipt of consideration and related factual matters (collectively, the “Officer’s Certificate”);

K. resolutions and records of the board of directors of the Company, or a duly authorized committee thereof, relating to the authorization of the Series B Preferred Stock, the Reverse Split Amendment, the Registration Statement and the issuance of the Registered Shares upon conversion of the Series B Preferred Stock; and

L. such other resolutions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; (g) the due authorization, execution and delivery of all documents by parties other than the Company; and (h) that all documents reviewed by us remain in full force and effect and have not been amended, modified or supplemented except as reflected in the documents reviewed by us.

For purposes of the opinion expressed below, we have assumed that, at the time of each issuance of any Registered Shares, (a) the Company will continue to be validly existing and in good standing under the laws of the State of Delaware and the Certificate of Incorporation, Certificate of Designations and Bylaws will not have been amended, modified or supplemented in any manner that would affect the opinion expressed below; (b) after giving effect to the Reverse Split Amendment and all shares of Common Stock issued and outstanding or reserved for issuance, the Company will have a sufficient number of authorized, unissued and otherwise unreserved shares of Common Stock available for issuance of the Registered Shares; (c) each conversion of shares of Series B Preferred Stock into Registered Shares will be effected in accordance with the Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Side Letter, the applicable notice of conversion and all applicable corporate actions authorizing such issuance; (d) the Company has received valid consideration for the Series B Preferred Stock and will receive any consideration or mandatory conversion payment required in connection with such conversion, if any, and the value of such consideration will be at least equal to the aggregate par value of the Registered Shares issued upon such conversion; and (e) any certificates representing the Registered Shares will have been duly executed, countersigned and registered, or valid book-entry notations for uncertificated shares will have been made in the share register of the Company.

We are opining herein solely as to the Delaware General Corporation Law, as amended, as currently in effect. We express no opinion with respect to (a) the laws of any jurisdiction other than the State of Delaware; (b) any matters of municipal law or the laws of any local agency; (c) any federal or state securities law, rule or regulation, including the effectiveness of the Registration Statement, the adequacy or accuracy of any disclosure, the Company’s eligibility to use Form S-3, the Company’s compliance with reporting obligations under the federal securities laws, or any federal or state antifraud or blue sky law; (d) any rule or requirement of any securities exchange, trading market, broker-dealer, transfer agent, clearing agency or self-regulatory organization, including NYSE American, the Financial Industry Regulatory Authority or The Depository Trust Company; (e) any contractual, securities-law or trading-market limitation on beneficial ownership or conversion, except to the extent compliance with such limitation is assumed above as a condition to issuance; or (f) any tax, accounting, financial statement, internal control, going concern or other financial matter.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Registered Shares have been duly authorized and, when issued and delivered by the Company upon conversion of the Series B Preferred Stock in accordance with the Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Side Letter, the applicable notice of conversion, the Registration Statement and the assumptions set forth above, and upon receipt by the Company of the consideration described above, will be validly issued, fully paid and nonassessable.

We express no opinion as to the enforceability of the Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Side Letter or any other agreement or instrument. To the extent any matter relevant to the opinion expressed above depends upon the enforceability of any such agreement or instrument, such matter may be limited

October 15, 2026 Page 3

by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable or public policy principles.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Holland & Hart LLP